                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             Donnelly Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            RR Donnelley Financial
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 16, 1998

                                      LOGO


                              DONNELLY CORPORATION
                               HOLLAND, MICHIGAN

                             DONNELLY CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

  The Annual Meeting of Shareholders of Donnelly Corporation will be held at the Holiday Inn, 650 East 24th Street, Holland, Michigan, on Friday, October 16, 1998, at 9:15 a.m. (local time) for the following purposes:

     1.To elect ten (10) directors, each for a term of one year.

     2. To consider and vote upon a proposal to approve the 1998 Employee Stock Option Plan.

     3. To consider and vote upon a proposal to approve the 1998 Employees' Stock Purchase Plan.

     4. To consider and vote upon a proposal to approve the First Amendment to the Non-employee Director Stock Option Plan.

     5. To transact such other business as may properly come before the meeting or at any adjournment thereof.

  Shareholders of record as shown by the transfer books of the Company at the close of business September 2, 1998, will be entitled to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

Dated: September 15, 1998

Holland, Michigan
Maryam Komejan, Corporate Secretary

                                                       Dated: September 15 1998

                             DONNELLY CORPORATION
                             49 WEST THIRD STREET
                            HOLLAND, MICHIGAN 49423

                               ----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 16, 1998

                               ----------------

                  SOLICITATION OF PROXIES FOR ANNUAL MEETING

  This Proxy Statement is furnished to the Shareholders of Donnelly Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at the Holiday Inn, 650 East 24th Street, Holland, Michigan, October 16, 1998, at 9:15 a.m., local time.

  The Annual Meeting is being held for the following purposes:

    1. To elect ten (10) directors, each for a term of one year.

    2. To consider and vote on a proposal to approve the 1998 Employee Stock Option Plan.

    3. To consider and vote on a proposal to approve the 1998 Employees' Stock Purchase Plan.

    4. To consider and vote on a proposal to approve the First Amendment to the Non-employee Director Stock Option Plan.

    5. To transact such other business as may properly come before the meeting or at any adjournment thereof.

  If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy and FOR the proposals described in this Proxy Statement. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company's transfer agent.

  A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of later date, or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  On September 2, 1998, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 5,788,343 shares of Class A Common Stock of the Company, each having one vote per share and 4,292,657 shares of Class B Common Stock each having ten (10) votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share for share basis into Class A Common Stock. Holders of shares of Class A Common Stock, as a class, are entitled to elect one-quarter (rounded up) of the directors to be elected at each meeting held for the election of directors. Holders of Class B

Common Stock elect, as a class, the directors not elected by the shares of Class A Common Stock. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. See "Nominees for Election as Directors." Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

  The following table sets forth as of September 2, 1998, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of either class of the Company's common stock.

                                                                              PERCENT OF
  NAME AND ADDRESS OF     AMOUNT AND NATURE OF          PERCENT OF EACH         COMMON
    BENEFICIAL OWNER      BENEFICIAL OWNERSHIP          CLASS OF STOCK          EQUITY
----------------------------------------------------------------------------------------
                           CLASS A        CLASS B       CLASS A      CLASS B
                          ----------     ----------     -------      -------
Dimensional Fund
 Advisors Inc...........     407,375(1)         --          7.0%         --      4.0%
1299 Ocean Avenue, 11th
 Floor
Santa Monica, California
 90401
First Chicago NBD
 Corporation............     376,870(2)     612,385(2)      6.5         14.3     9.8
200 Ottawa Avenue
Grand Rapids, Michigan
 49503
Heartland Advisors,
 Inc....................     578,800(3)         --         10.0          --      5.7
790 North Milwaukee
 Street
Milwaukee, Wisconsin
 53202
Investment Counselors of
 Maryland, Inc..........     431,250(4)         --          7.5          --      4.3
803 Cathedral Street
Baltimore, Maryland
 21201
Putnam Investments,
 Inc....................     401,812(5)         --          6.9          --      4.0
One Post Office Square
Boston, Massachusetts
 02109
Anne H. Copps...........      38,000(6)     245,595(6)        *          5.7     2.8
49 West Third Street
Holland, Michigan 49423
Bernard P. Donnelly,
 Jr.....................       6,927(7)     464,046(7)        *         10.8     4.7
49 West Third Street
Holland, Michigan 49423
Virginia N. Donnelly....       6,927(7)     464,046(7)        *         10.8     4.7
49 West Third Street
Holland, Michigan 49423
Katherine S. Donnelly...     224,911(8)     314,878(8)      3.9          7.3     5.4
49 West Third Street
Holland, Michigan 49423
Jane H. Krahmer.........     115,779(9)     363,353(9)      2.0          8.5     4.8
49 West Third Street
Holland, Michigan 49423
Gerald T. McNeive, Jr...      58,084(10)    326,015(10)       *(12)      7.6     3.8(12)
49 West Third Street
Holland, Michigan 49423

                                                                             PERCENT OF
  NAME AND ADDRESS OF    AMOUNT AND NATURE OF          PERCENT OF EACH         COMMON
    BENEFICIAL OWNER     BENEFICIAL OWNERSHIP          CLASS OF STOCK          EQUITY
---------------------------------------------------------------------------------------
                          CLASS A        CLASS B       CLASS A      CLASS B
                         ----------     ----------     -------      -------
Louise H. McNeive.......     58,084(10)    326,015(10)        *(12)      7.6    3.8(12)
49 West Third Street
Holland, Michigan 49423
Marie Josephte
 Martineau..............     17,176        269,762            *          6.3    2.8
49 West Third Street
Holland, Michigan 49423
Fernande M. Pruden......    224,209(11)    299,335(11)      3.6(12)      7.0    5.2(12)
49 West Third Street
Holland, Michigan 49423
Rudolph B. Pruden.......    224,209(11)    299,335(11)      3.6(12)      7.0    5.2(12)
49 West Third Street
Holland, Michigan 49423
---------------------------------------------------------------------------------------

* Denotes ownership of less than one percent.

  For purposes of the following notes, shares of Class A Common Stock are referred to as "A Shares" and shares of Class B Common Stock are referred to as "B Shares."

 (1) In a Schedule 13G, dated February 9, 1998, and delivered to the Company, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 407,375 A Shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (2) Includes (i) 62,233 B Shares held by First Chicago NBD Corporation (the "Bank") as co-trustee of the Robert M. Leonard Trust, 43,750 B Shares as co-trustee of the B.P. Donnelly Descendants Trust, 117,577 B Shares as co-trustee of the John Donnelly Residual Trust and 388,825 B Shares held in two trusts for which the Bank serves as sole trustee, (ii) 376,680 A Shares held by Trussal & Co. acting as a nominee of the Bank as follows:
     17,591 shares in the B.P. Donnelly Descendants Trust and 83,983 shares in the John Donnelly Residual Trust, for all of which trusts the Bank serves as co-trustee and 275,106 shares held in two trusts for which the Bank serves as sole trustee and (iii) 190 A Shares held by the Bank as trustee, co-trustee, custodian, or agent of other trusts.

 (3) In a Schedule 13G, dated February 5, 1998, and delivered to the Company, Heartland Advisors, Inc. ("Heartland") disclosed on behalf of its investment advisory clients that they had acquired beneficial ownership of 578,800 A Shares. Heartland has the sole power to dispose of all of such shares, and sole power to vote 567,200 of such shares.

 (4) In a Schedule 13G, dated March 19, 1998, and delivered to the Company, Investment Counselors of Maryland, Inc. ("Investment Counselors") disclosed on behalf of its investment advisory clients that they had acquired beneficial ownership of 431,250 A Shares. Investment Counselors has the sole power to dispose of all of such shares, and sole power to vote 387,500 of such shares.

 (5) In a Schedule 13G dated January 26, 1994, and delivered to the Company, Putnam Investments, Inc. ("Putnam") disclosed on behalf of its investment management subsidiaries that they had acquired beneficial ownership of 401,812 A Shares. Putnam has the sole power to dispose of all of such shares, and shared power to vote 132,062 of such shares.

 (6) Includes 38,000 A Shares and 245,595 B Shares owned by a trust of which Anne H. Copps is trustee.

 (7) Includes 6,927 A Shares and 464,046 B Shares owned by two trusts of which Bernard P. Donnelly, Jr. and Virginia N. Donnelly (husband and wife) are co-trustees.

 (8) Includes 83,983 A Shares and 117,577 B Shares held in the John Donnelly Residual Trust for which Katherine S. Donnelly is a co-trustee.

 (9) Includes 13,468 A Shares and 16,406 B Shares owned by Mrs. Krahmer's husband, C. Alan Krahmer, as to which she disclaims beneficial ownership.

(10) Includes (i) 43,368 A Shares and 309,611 B Shares owned by two trusts of which Gerald T. McNeive, Jr. and Louise H. McNeive (husband and wife) are co-trustees, (ii) stock options exercisable within 60 days for 3,000 A Shares owned by Gerald T. McNeive, Jr., a director of the Company and
     (iii) 11,716 A Shares and 16,404 B Shares as to which Louise H. McNeive is custodian for her children, and as to which Gerald T. McNeive, Jr. disclaims beneficial ownership.

(11) Includes (i) 205,192 A Shares and 282,547 B Shares owned by Fernande M. Pruden and her retirement plans and (ii) stock options exercisable within 60 days for 3,000 A Shares and 16,017 A Shares and 16,788 B Shares owned by Rudolph B. Pruden and his retirement plans. Rudolph B. Pruden is Fernande M. Pruden's husband and a director of the Company. Fernande M. Pruden and Rudolph B. Pruden each disclaim beneficial ownership of the other's shares.

(12) Calculated based on the number of shares outstanding plus 490,699 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

  Five of the Company's directors, B. Patrick Donnelly, III, Joan E. Donnelly, Leonard, McNeive and Pruden are all descendants of, or are married to descendants of, Bernard P. Donnelly, Sr., the Company's founder, and each represents one of five family groups of such descendants (the "Donnelly Family"). John F. Donnelly, Jr., Chief Operating Officer of the Company's European operations, is also a descendant of Bernard P. Donnelly and is the brother of Ms. Donnelly. Each of four family groups has the ability to elect at least one director if they act together and cumulate the votes of the Class B Common Stock. The Company does not know of a family group taking such action. Members of the Donnelly Family own approximately 99% of the Class B Common Stock and approximately 28% of the Class A Common Stock of the Company. These shareholders therefore possess approximately 91% of the voting power of the Company and approximately 28% of the voting power of the Class A Common Stock. Members of the Donnelly Family may transfer shares of Class B Common Stock among themselves, enabling them to retain voting control of the Company for an extended period. Given the voting control of the Donnelly Family, the Donnelly Family could, if all or part of the family took a united position in response to attempts to acquire control of the Company through tender offers or proxy contests, effectively block any such attempts. There is no assurance that any united action would be taken.

                      NOMINEES FOR ELECTION AS DIRECTORS

  The Company's Board of Directors is currently composed of ten members. All nominees are currently directors of the Company and are up for re-election at the Annual Meeting, each to serve until the 1999 annual meeting of shareholders or until his or her successor is elected or his or her earlier resignation or removal.

  Three of the directors will be elected exclusively by the holders of the Class A Common Stock voting as a class, and the other seven directors will be elected by the holders of the Class B Common Stock voting as a class. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. Cumulative voting rights of the Class B Common Stock entitle the holders thereof to spread their votes equally among all nominees for which they are entitled to vote or to cumulate those votes for one or any number of the nominees for which they are entitled to vote. If a holder of Class B Common Stock does not indicate on the proxy card that he or she desires to cumulate votes, the proxies will spread the votes equally among all nominees. The Board of Directors has nominated the persons set forth below for election to the Company's Board of Directors at the annual meeting.

  Holders of Class A Common Stock should complete the accompanying WHITE PROXY and holders of Class B Common Stock should complete the accompanying YELLOW PROXY (and carefully review the instructions accompanying the yellow proxy regarding cumulative voting). Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing as directors for the ensuing year the nominees set forth below, all of whom are presently serving as directors.

  A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of the Class A Common Stock, voting as a class, will be elected as directors and the seven individuals who receive the greatest number of votes cast by the holders of Class B Common Stock, voting as a class, will be elected as directors. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors so elects. The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

  The content of the following table is based upon information as of September 2, 1998, furnished to the Company by the nominees.

                              YEAR FIRST  AMOUNT AND NATURE                          PERCENT OF
                               BECAME A     OF BENEFICIAL          PERCENT OF EACH     COMMON
NAME                      AGE  DIRECTOR       OWNERSHIP            CLASS OF STOCK    EQUITY (2)
-----------------------------------------------------------------------------------------------
                                         CLASS A (1)  CLASS B    CLASS A (2) CLASS B
                                         -----------  -------    ----------- -------
NOMINEES FOR ELECTION BY
 HOLDERS OF CLASS A
 COMMON STOCK
John A. Borden
 (a,b,e,f,g)............   64    1996        1,125        --           *%      -- %       *%
R. Eugene Goodson, Ph.D
 (a,f,g)................   63    1993        3,625        --           *       --         *
Donald R. Uhlmann, Ph.D
 (f,g)..................   61    1978       15,062        --           *       --         *
NOMINEES FOR ELECTION BY
 HOLDERS OF CLASS B
 COMMON STOCK
J. Dwane Baumgardner,
 Ph.D...................   58    1982      165,566        --         2.6       --       1.6
Arnold F. Brookstone
 (a,b,d,e)..............   68    1976       26,750        --           *       --         *
B. Patrick Donnelly, III
 (b,c,d,e)..............   53    1980       52,165(3) 140,161(3)       *       3.3      1.9
Joan E. Donnelly
 (b,c,d,e)..............   50    1987       68,581(4)  93,625(4)     1.1       2.2      1.6
Thomas E. Leonard
 (c,d,f,g)..............   68    1967        9,250(5) 143,823(5)       *       3.4      1.5
Gerald T. McNeive, Jr.
 (c,d,f,g)..............   56    1980       58,084(6) 326,015(6)       *       7.6      3.8
Rudolph B. Pruden
 (b,c,d,e)..............   68    1984      224,209(7) 299,335(7)     3.6       7.0      5.2
-----------------------------------------------------------------------------------------------

* Denotes ownership of less than one percent.
(a) Member Audit Committee
(b) Member Compensation Committee
(c) Member Stock Option Committee
(d) Member Finance Committee
(e) Member Human Resource Committee
(f) Member Strategic Plan Committee
(g) Member Technology Committee


  For purposes of the following notes, shares of Class A Common Stock are referred to as "A Shares" and shares of Class B Common Stock are referred to as "B Shares."

(1) Includes the following number of shares with respect to which the Directors have the right to acquire beneficial ownership under stock options exercisable in 60 days: Mr. Borden--500; Dr. Baumgardner--124,937; all other Directors--3,000.

(2) Calculated based on the number of shares outstanding plus 490,699 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(3) Includes (i) 250 A Shares and 4,500 B Shares owned jointly with Mr. Donnelly's wife, Jacqueline K. Donnelly, (ii) 1,406 A Shares and 2,343 B Shares owned by Jacqueline K. Donnelly, (iii) 76 A Shares and 106 B Shares owned by Mr. Donnelly as custodian for his children, (iv) 4,624 A Shares and 3,500 B Shares held in trust for the benefit of his children, for which Mr. Donnelly is a trustee, (v) 6,296 A Shares and 8,815 B Shares held in trust for the benefit of a niece, for which Mr. Donnelly is a co-trustee, and (vi) 17,854 A Shares and 43,750 B Shares held in trust for the benefit of Mr. Donnelly and his brothers and sisters, for which Mr. Donnelly is a co-trustee.

(4) Includes (i) 1,178 A Shares and 1,651 B Shares owned by Joan E. Donnelly's husband, David K. Taylor as to which Ms. Donnelly disclaims beneficial ownership, and (ii) 1,952 A Shares and 2,732 B Shares held by Ms. Donnelly as custodian for her children.

(5) Includes (i) 62,233 B Shares held by the Robert M. Leonard Trust, for which Mr. Leonard is a co-trustee, and (ii) 11,590 B Shares owned by Mr. Leonard's wife, Ann N. Leonard, as to which Mr. Leonard disclaims beneficial ownership.

(6) See Note 10 under the caption "Voting Securities and Principal Holders Thereof."

(7) See Note 11 under the caption "Voting Securities and Principal Holders Thereof."

  Mr. Borden has been a consultant with FTD (Florist Transworld Delivery Inc.), a worldwide communications and financial services organization, since January 1996. From 1988 until his retirement in December 1995, he was Executive Vice President and Chief Executive Officer of that company.

  Dr. Goodson has been an Adjunct Professor at the University of Michigan's School of Business since September 1998. From October 1997 to September 1998, he was a consultant with Oshkosh Truck Corporation, a manufacturer of specialized trucks and transport equipment; from 1990 until his retirement in October 1997, he was Chairman of the Board of Directors and Chief Executive Officer of that company.

  Dr. Uhlmann has been a Professor of Engineering and Chairman of the Department of Material Science and Engineering at the University of Arizona since 1986.

  Dr. Baumgardner joined the Company in 1969 and has been Chief Executive Officer and Chairman of the Board since 1986, and President since 1994. Dr. Baumgardner is a director of SL Industries, Inc., Walbro Corporation and Wescast Industries, Inc.

  Mr. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation, an international pulp and paper company, until his retirement in January 1996. Mr. Brookstone serves on a number of Boards of Directors including Abitibi-Consolidated Inc.; MFRI, Inc.; and Venepal, S.A.C.A. He is a trustee of the ABN AMRO Family of Mutual and Money Market Funds and is also a director of several privately held companies.

  Mr. B. Patrick Donnelly, III, has been President of Productive Solutions, LLC, a business consulting firm, since May 1998. From November 1995 to April 1998 he was Plant Manager of Ran Enterprises, an automotive parts supplier; from October 1993 through June 1995 he was Production Manager of Technical Auto Parts Inc., an automotive parts supplier. Mr. Donnelly is a director of Ottawa Financial Corporation.

  Ms. Donnelly has been Executive Director of Tohono Chul Park, a non-profit desert preserve and museum, since May 1995. From 1984 to 1995, she was a shareholder and Vice President of Tizzard, Knuttinen, Donnelly & Wright, P.C., certified public accountants.

  Mr. Leonard served as President of Henry C. Grebe & Co., Inc. and Grebe Yacht Sales, Inc., a ship repair and storage business which was recently engaged in land development, until his retirement in February 1998.

  Mr. McNeive was appointed Senior Vice President of Finance and General Counsel for Laclede Gas Co., a natural gas distributor, in March 1998. From September 1995 through February 1998 he was Senior Vice President of Finance and Chief Financial Officer; from 1994 through August 1995 he was Vice President--Associate General Counsel of that company.

  Mr. Pruden retired in January 1995 from the National Oceanic and Atmospheric Administration (NOAA), an agency of the United States Department of Commerce. His last position, which he had held since 1985, was as chief of the audits and internal control branch in the office of the controller.

  Certain of the directors are related to each other. See "Voting Securities and Principal Holders Thereof."

  The Board of Directors, which had six meetings in the last fiscal year, has several committees including standing Audit, Compensation and Stock Option Committees. The responsibilities of the Audit Committee, which met five times during the last fiscal year, include making recommendations on the choice of independent public accountants, reviewing financial statements and meeting with accountants, internal auditors and management. The Compensation Committee's responsibilities include making recommendations to the Board with respect to executive compensation and fringe benefits. The Compensation Committee met six times during the last fiscal year. A separate Stock Option Committee makes final determinations with respect to the award of stock options. The Stock Option Committee met three times in the last fiscal year. The Company has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

                           COMPENSATION OF DIRECTORS

  Retirement Plan for Outside Directors. The Board of Directors of the Company adopted on September 21, 1992 a retirement plan for directors of the Company who are not employees of the Company (the "Retirement Plan for Outside Directors"). This plan provides directors who are not employees of the Company ("Outside Directors") with a retirement benefit based on their years of service as a director of the Company and their annual directors retainer fees at the time of their retirement from the Board of Directors. The retirement benefits begin after an Outside Director retires from the Board or reaches age 70, whichever date is later. The annual benefits under the plan are equal to the annual directors' fees at the time of their retirement from the Board and are payable in quarterly installments. Alternatively, a director may request a lump-sum distribution. Effective August 21, 1998, the Board of Directors amended the Retirement Plan for Outside Directors to provide that retirement benefits continue for a period equal to the length of service on the Board through 1998 or 35 years, whichever period is shorter, to provide that directors joining the Board of Directors after 1997 will not be eligible to participate in the plan and to provide that current directors who are participating in the plan will not receive credit for years of service after 1998. The effectivness of these amendments is contingent upon shareholder approval of the amendments to the Non-employee Director Stock Option Plan contained in this proxy statement.

  The retirement plan for outside directors is not a qualified plan under the Internal Revenue Code and is not funded. Payments under the plan will be made from the general assets of the Company.

  Director Compensation. The directors of the Company, other than salaried employees of the Company, receive an annual retainer fee of $20,000, an annual retainer fee of $1,000 for each committee, $1,000 per meeting of the Board of Directors and $800 per meeting of committees thereof which they attend. Chairs of committees receive an additional $400 per respective committee meeting they chair.

  Director fees may be voluntarily deferred under an unfunded deferred director fee plan. Directors who are not employees of the Company may also be granted stock options under the Company's Non-employee Director Stock Option Plan. Pursuant to the Plan, options are granted on the second Wednesday of each August for 500 shares of Class A Common Stock. The exercise price of these nonqualified options equals the fair market value of the Company's Class A Common Stock on the date of grant. During fiscal 1998, options covering an aggregate of 4,500 shares were granted to the Company's non-employee directors at an exercise price per share of $20.75. At the 1998 Annual Meeting of Shareholders, the shareholders will vote upon an amendment to the Plan to provide that options on 2,000 shares of Class A Common Stock be granted each year to directors who are not employees of the Company.

  All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and of Committees thereof. Directors who are employees of the Company are not compensated for their service on the Board.

                      COMPENSATION OF EXECUTIVE OFFICERS

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), comprised in fiscal 1998 of, B. Patrick Donnelly, III, Chair of the Committee, John A. Borden, Arnold F. Brookstone, Joan E. Donnelly, and Rudolph B. Pruden, is responsible for the establishment of the level and manner of compensation of the Company's executive officers ("Executive Officers"). The Committee sets the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company's long time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

  Compensation Philosophy. The Company's and the Committee's approach to compensation is to further the Company's policy and practice of empowering its employees, working individually and as a team, to achieve personal and collective goals. The Company's compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage excellent performance.

  Compensation Policies and Programs. For fiscal year 1998, the Company's compensation programs consisted of cash compensation (including salary and bonus), stock options, and defined benefit retirement plans. Each year the Company utilizes external wage surveys to determine the total compensation levels of employees performing similar roles with organizations of similar size and like function. These pay ranges are then used to establish a base level of compensation and amounts that may be paid under performance standards. The composite performance standards are comprised of financial performance standards as well as non-financial goals. Financial performance standards measure levels of return on assets, improvements in earnings per share and pre-tax income. The performance of Dr. Baumgardner, Mr. Donnelly and Ms. Komejan was measured against company-wide standards, while the performance of Messrs. Scaffede and Viola was measured primarily by the Company's North American automotive operations business performance. The Committee combines these standards of performance with the achievement of nonfinancial goals to compile a composite performance rating for the past year. This overall rating is then used to establish the salary for the next year as well as annual incentive payments for the prior year's performance. The salaries of the Company's executive officers, including the chief executive officer, for fiscal 1998 were therefore based, in large part, on the performance of the Company during fiscal 1997.

  Dr. Baumgardner's total compensation, including base salary, annual incentive award target, and stock options, is reviewed based on compensation for like sized companies in similar industries. It is further measured based on comparative performance of those comparison companies and the performance of Donnelly Corporation. A target of approximately fifty percent of Dr. Baumgardner's annual income is in the form of an annual incentive award which is based solely on company performance. This year, due to overall company performance, that target was not achieved.

  The Company believes stock options and stock ownership contribute to the aligning of employees' interests with those of shareholders. The Company's Stock Option Plans encourage stock ownership by employees by authorizing the grant of stock options to certain employees of the Company. In determining the size of individual option grants, the Committee evaluates each employee's job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to the success of the Company. The Company also encourages stock ownership through participation in the Company's Employees' Stock Purchase Plan. This plan, available to most employees of the Company, permits employees to purchase shares of the Company's common stock at a discount (up to 10%) from the market price of such shares.

  The Committee continues to review the limitations on the deductibility for certain compensation paid to executive officers whose annual compensation exceeds $1,000,000, as imposed by (S) 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

                            COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                             DONNELLY CORPORATION

                        B. Patrick Donnelly, III, Chair
                     John A. Borden  Arnold F. Brookstone
                       Joan E. Donnelly  Rudolph B. Pruden

                            EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation paid by the Company to its Chief Executive Officer and each of the Company's four most highly compensated executive officers (collectively referred to as the "Named Executives") for services rendered to the Company during fiscal 1998, 1997 and 1996.

                          Summary Compensation Table

                                                    LONG-TERM
                                                  COMPENSATION
                            ANNUAL COMPENSATION      AWARDS
                          ----------------------- -------------    ALL OTHER
   NAME AND PRINCIPAL     YEAR SALARY(1) BONUS(2) STOCK OPTIONS COMPENSATION(3)
        POSITION                  ($)      ($)         (#)            ($)
-------------------------------------------------------------------------------
J. Dwane Baumgardner,
 Ph.D.,.................. 1998  400,005        0     19,000          4,385
 Chairman of the Board,
  Chief Executive         1997  400,280  198,320     18,750          4,114
 Officer and President    1996  375,003   12,599     15,625          4,114
John F. Donnelly, Jr.,... 1998  220,002   55,000     10,000          1,030
 Chief Operating Officer,
  Europe                  1997  220,002   86,847      6,250            713
                          1996  220,002   11,091     10,000            713
Donn J. Viola,........... 1998  330,013  292,000     13,000          2,435
 Chief Operating Officer,
  North America           1997  296,478  264,493     12,500          2,401
Maryam Komejan,.......... 1998  207,002   70,000      7,000            967
 Senior Vice President
  and                     1997  185,170   83,051      6,250            799
 Corporate Secretary      1996  164,958   27,069      5,000            486
Russell B. Scaffede,..... 1998  187,790  115,000      4,500            842
 Senior Vice President    1997  180,003   91,606      7,500            842
                          1996  131,541    4,967      4,687            842
-------------------------------------------------------------------------------

(1) Includes cash compensation plus compensation deferred during the fiscal years ended in the respective years under the Company's 401(k) Savings Plan and Deferred Compensation Plan.

(2) Represents amounts paid under the Donnelly Scanlon Bonus and earned under the Executive Compensation Plan.

(3) Represents flex dollar credits allocated by the Company for the purchase of term life insurance for the benefit of each named executive officer.

  Option Grants in Last Fiscal Year. Shown below is information on grants of stock options pursuant to the Company's 1987 and 1997 Stock Option Plans (the "Option Plans") during the 1998 fiscal year to the Named Executives.

                                                                         POTENTIAL
                                                                        REALIZABLE
                                                                     VALUE AT ASSUMED
                                     % OF TOTAL                       ANNUAL RATES OF
                           NUMBER     OPTIONS                           STOCK PRICE
                         OF SHARES   GRANTED TO                      APPRECIATION FOR
                         UNDERLYING  EMPLOYEES  EXERCISE              OPTION TERM (3)
                          OPTIONS    IN FISCAL   PRICE   EXPIRATION -------------------
          NAME           GRANTED (1)    YEAR      (2)       DATE       5%       10%
---------------------------------------------------------------------------------------
J. Dwane Baumgardner....   31,500        20%     $22.00   8-22-07   $435,824 $1,104,464
John F. Donnelly, Jr....   11,000         7%     $22.00   8-22-07    152,192    385,686
Donn J. Viola...........   22,000        14%     $22.00   8-22-07    304,385    771,371
Maryam Komejan..........   11,000         7%     $22.00   8-22-07    152,192    385,686
Russell B. Scaffede.....    7,500         5%     $22.00   8-22-07    103,768    262,968
---------------------------------------------------------------------------------------

(1) Options become exercisable one year after date of grant.

(2) The exercise price equals the closing market price of the Company's Class A Common Stock on the date of grant. The exercise price may be paid in cash and/or in shares of the Company's Class A Common Stock.

(3) These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company's Class A Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

  Aggregated Stock Option Exercises in Fiscal 1998 and Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company's Class A Common Stock granted under the Option Plan to the Named Executives and held by them at June 27, 1998. Options representing 28,593 shares of Class A Common Stock were exercised during fiscal 1998.

                                              NUMBER OF SHARES SUBJECT    VALUE OF UNEXERCISED
                                               TO UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                           SHARES               HELD AT JUNE 27, 1998       JUNE 27, 1998(1)
                          ACQUIRED    VALUE   ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-------------------------------------------------------------------------------------------------
J. Dwane Baumgardner....   15,625    $194,570   93,437       31,500      $506,140        $ 0
John F. Donnelly, Jr....   10,937     157,245   43,749       11,000       210,606          0
Donn J. Viola...........                        12,500       22,000        68,594          0
Maryam Komejan..........    2,031       9,662   18,281       11,000        81,550          0
Russell B. Scaffede.....                         4,687        7,500        18,221          0
-------------------------------------------------------------------------------------------------

(1) The value of unexercised options reflects the increase in market value of the Company Class A Common Stock from the date of grant through June 27, 1998 (when the closing price of the Company's Class A Common Stock was $18.1875 per share.) Value actually realized upon exercise by the Named Executives will depend on the value of the Company's Class A Common Stock at the time of exercise.

  Pension Plan Table. The following table shows the estimated annual benefits payable upon normal retirement to persons in specified compensation and years of service classifications under the Company's defined benefit plan and the Company's Supplemental Retirement Plan (the "Supplemental Plan"). The Supplemental Plan provides additional benefits only to those employees whose projected retirement benefits under the Company's defined benefit plan are restricted by the Internal Revenue Code (the "Code"). The Code limits compensation that may be considered for qualified pension plan purposes and also limits annual benefits that may be paid under qualified plans. The Supplemental Plan is designed to provide participants with benefits, on a nonqualified basis, so that their total retirement benefits under the Company's pension plan and the Supplemental Plan will be equal to the benefits they would have received under the Company's pension plan if the limitations of the Code did not apply.

                                                  BENEFITS BASED UPON YEARS OF
                                                  SERVICE AT NORMAL RETIREMENT
                                                           AGE (2)(3)
  FINAL AVERAGE                                  -------------------------------
                                                   10      20      30      35
ANNUAL COMPENSATION (1)                           YEARS   YEARS   YEARS   YEARS
--------------------------------------------------------------------------------
  $120,000.....................................  $15,000 $31,000 $46,000 $54,000
   200,000.....................................   28,000  56,000  84,000  98,000
   280,000.....................................   40,000  81,000 121,000 141,000
   360,000.....................................   53,000 105,000 158,000 184,000
   440,000.....................................   65,000 130,000 195,000 228,000
   520,000.....................................   77,000 155,000 232,000 271,000
   600,000.....................................   90,000 180,000 270,000 315,000
--------------------------------------------------------------------------------

(1) The final average annual compensation is determined under the defined benefit plan and the Supplemental Plan by the average of the five highest consecutive years of annual compensation (including salary and bonus payments as referenced in the Summary Compensation Table) during the last ten years of employment, subject to a maximum of $160,000 for 1997, for computing benefits under the Company's defined benefit plan.

(2) The Named Executives have credited years of service under the defined benefit plan and the Supplemental Plan as follows: J. Dwane Baumgardner-- 29 years; John F. Donnelly, Jr.--21 years; Donn J. Viola--2 years; Maryam Komejan--19 years; Russell B. Scaffede--3 years.

(3) Amounts in excess of $125,000, as limited by Section 415 of the Code, would be paid pursuant to the Supplemental Plan. Benefits shown in the table are computed as a straight life annuity beginning at age 63 and are not subject to any deduction for social security benefits or other offset amounts.

  The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company also maintains a salary savings plan in which all regular employees of the Company are eligible to participate but to which the Company does not contribute.

  Security Ownership of Management. The following table shows, as of September 2, 1998, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                         AMOUNT AND NATURE                           PERCENT OF
                           OF BENEFICIAL           PERCENT OF EACH     COMMON
NAME                         OWNERSHIP             CLASS OF STOCK    EQUITY (1)
-------------------------------------------------------------------------------
                         CLASS A     CLASS B     CLASS A (1) CLASS B
                         -------    ---------    ----------- -------
J. Dwane Baumgardner.... 165,566           --        2.6%       --%      1.6%
John F. Donnelly, Jr.... 108,145(2)   119,286(2)     1.7       2.8       2.3
Donn J. Viola...........  35,875           --          *        --         *
Maryam Komejan..........  34,661           --          *        --         *
Russell B. Scaffede.....  12,184           --          *        --         *
All Executive Officers
 and Directors as a
 Group (16 persons)..... 817,628    1,113,430       13.0      25.9      19.2
-------------------------------------------------------------------------------

* Denotes ownership of less than one percent.

(1) Calculated based on the number of shares outstanding plus 490,699 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(2) Includes (i) 976 A Shares and 1,366 B Shares owned by his wife, Banba Donnelly, as to which Mr. Donnelly disclaims beneficial ownership, (ii) 1,952 A Shares and 1,366 B Shares owned by Mr. Donnelly as custodian for his children and (iii) 6,296 A Shares and 8,815 B Shares held in trust for the benefit of a niece, for which Mr. Donnelly is a co-trustee.

                      APPROVAL OF THE DONNELLY CORPORATION
                        1998 EMPLOYEE STOCK OPTION PLAN

  On August 21, 1998, the Board of Directors adopted the Donnelly Corporation 1998 Employee Stock Option Plan (the "Option Plan"), subject to approval by the Company's shareholders. If approved, the Option Plan will succeed the Company's 1997 Stock Option Plan which will terminate on January 1, 1999. The following summary of the Option Plan is subject to the specific provisions contained in the complete text of the Option Plan set forth in Appendix A to this Proxy Statement.

  Purpose. The purpose of the Option Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders.

  Eligibility. Employees of the Company and its subsidiaries are eligible to participate in the Option Plan. The number of persons eligible to participate in the Option Plan as of September 2, 1998, was approximately 5,000.

  Shares Subject to Plan. The Option Plan provides that a maximum of 850,000 shares of the Company's Class A Common Stock are authorized for sale pursuant to options granted under the Option Plan. Upon the expiration or termination of options without exercise, the shares covered by those options may be the subject of other options granted under the Option Plan. The Option Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, reclassification of shares or recapitalization to prevent dilution of the interests of the optionees. On September 2, 1998, the closing market price for the Company's Class A Common Stock was $14.94 per share.

  Administration of the Option Plan. The Option Plan is administered by the Stock Option Committee ("Committee") of the Board of Directors. The Committee is authorized to determine, within the group of eligible persons, those persons who are to receive options, the number of shares subject to each option, the option term (subject to certain limitations) and such other matters as are specified in the Option Plan.

  Incentive Stock Options and Non-Qualified Options. The Option Plan provides for the granting of incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option Plan also provides for the granting of non-qualified stock options that do not meet the requirements of the Code for ISOs ("Non-Qualified Options"). It is expected that most options granted under the Option Plan will be ISOs. ISOs and Non-Qualified Options have similar features; however, ISOs are subject to certain additional restrictions of the Code and are entitled to different federal income tax treatment, as described below.

  Price and Other Terms. The exercise price of ISOs is required to equal the fair market value of the shares on the date of grant, unless the optionee owns shares representing more than 10% of the Company's total voting power at the time of grant, in which case the option price is required to equal 110% of the fair market value of the shares on the date of grant. The exercise prices for Non-Qualified Options are established by the Committee. Fair market value is equal to the closing sale price on the New York Stock Exchange or, if no sale of shares shall have occurred on the date of grant, on the next preceding date on which there was a sale of shares. The option price for each share purchased pursuant to the exercise of an option is payable in full upon exercise, and is payable in cash or by tendering previously acquired shares of Class A Common Stock, or a combination of both.

  Term of Plan and Amendments. The Option Plan automatically terminates on January 1, 2004, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Option Plan at any time, except that no amendment may, without shareholder approval: (i) increase the maximum number of shares which may be subject to the Option Plan; (ii) change the designation of the class of employees eligible to receive options; (iii) decrease the exercise price to less than fair market value on the date of grant; (iv) extend the maximum option period; or (v) cause the Option Plan not to comply with SEC Rule 16b-3 or with Section 162(m) of the Internal Revenue Code.

  Nontransferability. Options may not be transferred except by will or the laws of descent and distribution upon an optionee's death; provided, however, that options may be transferred to certain permitted transferees as provided in the Option Plan. During the lifetime of an optionee, options may be exercised by the optionee.

  Grants. As of the date of this Proxy Statement, no stock options have been granted pursuant to the Option Plan.

  Federal Income Tax Consequences. The following paragraphs summarize the federal income tax consequences with respect to the grant of options and acquisitions and dispositions of shares, based upon management's understanding of existing federal income tax laws.

  The grant of options under the Option Plan will not result in the recognition of income to recipients. The exercise of options that are not designated as ISOs, however, will result in ordinary income recognition at the time of exercise. The amount of ordinary income will be the difference between the fair market value of the shares at the time the option is exercised and the option price. The Company will be entitled to a deduction equal to the amount of an optionee's ordinary income. Tax consequences to optionees of Non-Qualified Options arise again at the time the shares are sold. If the shares have been held for more than twelve months prior to sale, a gain or loss will be treated as long-term capital gain or loss. Otherwise the gain or loss will be treated as short-term capital gain or loss.

  The tax treatment of ISOs is somewhat different. In general, recipients of ISOs do not recognize taxable income at the time of grant or at the time of exercise. Further, if the shares acquired as a result of the exercise of an ISO are disposed of more than two years after the date the option was granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition is entitled to capital gain treatment. As a result, no deduction will be allowable to the Company in connection with either the grant or the exercise of an ISO, except in the case of a "disqualifying disposition" as defined in the Option Plan.

  The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical; therefore, the above description of tax consequences is necessarily general in nature and does not purport to be complete. In addition, the tax consequences under applicable state or local laws may not be the same as under federal law.

  Required Vote for Approval. On August 21, 1998, the Board of Directors of the Company approved the Option Plan, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to consider and approve the Option Plan. The affirmative vote of a majority of the holders of the Company's outstanding voting stock represented and voted at the Annual Meeting is required to approve the Option Plan.

  The Board of Directors recommends a vote FOR approval of the 1998 Employee Stock Option Plan.

                     APPROVAL OF THE DONNELLY CORPORATION
                      1998 EMPLOYEES' STOCK PURCHASE PLAN

  On August 21, 1998, the Board of Directors adopted the Donnelly Corporation 1998 Employees' Stock Purchase Plan (the "Stock Purchase Plan"), subject to approval by the Company's shareholders. If approved, the Plan will succeed the Company's 1987 Stock Purchase Plan (the "1987 Plan") which will expire on January 1, 1999. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix B to this Proxy Statement.

  Purpose. The Board of Directors believes that the availability of an opportunity to purchase shares of the Company's Class A Common Stock under the Stock Purchase Plan at a discount from market price provides employees with an inducement to continue their employment with the Company, and encourages such employees to increase their efforts to promote the best interests of the Company.

  Shares Subject to Plan. The Stock Purchase Plan provides that a maximum of 300,000 shares of the Company's Class A Common Stock may be purchased pursuant to the Stock Purchase Plan. The Stock Purchase Plan provides for appropriate adjustments in the number of shares in the event of any stock dividends, reclassification of shares or recapitalization.

  Description of the Employee Stock Purchase Plan. The Stock Purchase Plan will become effective on January 1, 1999, upon approval by the shareholders. As of such date, all active employees of the Company and its participating subsidiaries, except certain part-time employees, are eligible for participation in the Stock Purchase Plan after completing one month of continuous employment as of the beginning of an Option Period. All participants in the 1987 Plan on January 1, 1999, will automatically participate in the Stock Purchase Plan as of such date. The first Option Period under the Stock Purchase Plan will commence on a date selected by the Board of Directors. A new Option Period will begin on the first day of each subsequent calendar quarter and end on the last day of the calendar quarter. No employee is entitled to purchase shares of Class A Common Stock under the Plan if he or she is or would be, after the purchase, the holder of five percent or more of the total voting power of the Company.

  The Stock Purchase Plan provides an opportunity for eligible employees to purchase shares of the Company's Class A Common Stock at a price equal to eight-five percent (85%) of the fair market value of the shares as of the last business day of the Option Period. The fair market value per share will be equal to the closing sale price of the Company's Class A Common Stock as reported by the New York Stock Exchange on the applicable purchase date. Eligible employees who have elected to participate may contribute cash (up to 10% of gross earnings) to the Stock Purchase Plan through payroll deduction, by lump sum contribution, or both; however, aggregate contributions in any calendar year for any employee may not exceed $25,000. Purchases of shares are made as of the last business day of each calendar quarter with funds contributed by participating employees during that quarter. A participant may terminate his or her participation at any time prior to his or her last pay date in an Option Period by written notice to the Company, but will not be eligible to reenter the Stock Purchase Plan for the balance of the Company's calendar year.

  Rights under the Stock Purchase Plan are not transferable. Any termination of employment, including death and retirement, automatically terminates participation. In addition, the Stock Purchase Plan automatically terminates on January 1, 2009, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Stock Purchase Plan at any time, except that it cannot be amended without stockholder approval if the amendment would: (a) increase the maximum number of shares subject to the plan; (b) decrease the purchase price per share subject to the plan; (c) change the class of employees eligible to participate under the plan; or (d) render options granted under the plan unqualified for special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code").

  Summary of Federal Income Tax Consequences. The Stock Purchase Plan is intended to be a qualified "Employee Stock Purchase Plan," as defined in
Section 423 of the Code. The following paragraph summarizes the consequences of the acquisition and disposition of shares of the Company's Common Stock for federal income tax purposes, based on management's understanding of existing federal income tax laws.

  Funds contributed by employees through payroll deduction are a part of current compensation taxable as ordinary income, although not actually received by employees. As of the purchase date on the last business day of each quarter, a participating employee will be considered to have been granted an option to purchase shares and to have simultaneously exercised that option with respect to the shares purchased on that date. If the employee does not dispose of such shares for a period of two (2) years after the date of the grant of the option (the "Holding Period"), upon subsequent disposition of the shares or upon death, the employee will realize compensation, taxable as ordinary income, equal to the lesser of: (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price; or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price. If (b) is the lesser amount, the difference between the fair market value of the shares at the time of disposition or death and the fair market value of the shares at the time the option was granted will be taxed as a capital gain. In the event the Holding Period requirement described above is not met, the amount to be treated as compensation on disposition of the shares by the employee is the difference between the option exercise price and the fair market value of the shares at the time the option is exercised. In the event the Holding Period requirement is not met, the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee; otherwise, the Company will not be entitled to any deduction for federal income tax purposes with respect to shares sold to an employee pursuant to exercise of an option granted under the Stock Purchase Plan.

  Required Vote for Approval. On August 21, 1998, the Board of Directors of the Company approved the Stock Purchase Plan, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to consider and approve the Stock Purchase Plan. The affirmative vote of a majority of the holders of the Company's outstanding voting stock represented and voted at the Annual Meeting is required to approve the Stock Purchase Plan.

  The Board of Directors recommends a vote FOR approval of the 1998 Employees' Stock Purchase Plan.

                      APPROVAL OF THE FIRST AMENDMENT TO
                           THE DONNELLY CORPORATION
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  On August 21, 1998, the Board of Directors adopted the First Amendment (the "Amendment") to the Donnelly Corporation Non-employee Director Stock Option Plan (the "Director Plan"), subject to approval by the Company's shareholders. The following summary of the Amendment is subject to the specific provisions contained in the complete text of the Amendment set forth in Appendix C to this Proxy Statement.

  Amendment. The Amendment (i) increases the annual option grant for each non-employee director from 500 to 2,000 shares of Class A Common Stock, (ii) provides that the 2,000 share amount for each option grant is subject to appropriate adjustments in the number of shares in the event of any stock splits, stock dividends, reclassification of shares or recapitalization,
(iii) increases the maximum number of shares available under the Director Plan to 125,000 shares, (iv) provides for certain protection of optionees in the event of a change of control of the Company, and (v) provides that each option will remain exercisable for its term in the event of the optionee's retirement, disability or death.

  Purpose. The purpose of the Director Plan is to encourage stock ownership by non-employee directors of the Company, to provide them with additional incentive to manage the Company effectively, and to provide a form of compensation that will attract and retain highly qualified individuals to serve as members of the Company's Board of Directors.

  Shares Subject to Plan. The Amendment provides that a maximum of 125,000 shares of the Company's Class A Common Stock are authorized for sale pursuant to options granted under the Director Plan. The Director Plan presently provides for a maximum of 62,500 shares. Upon the expiration or termination of options without exercise, the shares covered by those options may be the subject of other options granted under the Director Plan. The Director Plan provides for appropriate adjustments in the number of shares and option prices in the event of any stock dividends, reclassification of shares or recapitalization to prevent dilution of the interests of the optionees.

  Eligibility and Participation. Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Directors Plan. On the second Wednesday of August of each year, each non-employee director will be granted an option to purchase 2,000 shares of Class A Common Stock, with an option exercise price equal to the fair market value of the shares on the date of grant. Options are not exercisable until twelve months after the date of grant and expire ten years after the date of grant.

  Term of Plan and Amendments. The Director Plan automatically terminates on October 29, 2003, unless terminated earlier by the Board of Directors; provided, however, that all options outstanding as of the termination date shall remain or become exercisable pursuant to their respective terms or as provided in the Director Plan. The Board of Directors may amend the Director Plan at any time, except that no amendment may, without shareholder approval:
(i) increase the maximum number of shares which may be subject to the Director Plan; (ii) increase the maximum number of shares which may be optioned to any one non-employee director; (iii) materially increase the benefits accruing to option holders under the Director Plan; (iv) decrease the price at which options may be granted; or (v) permit the granting of options under the Director Plan after October 29, 2003.

  Federal Income Tax Consequences. Options granted under the Director Plan will not be incentive stock options. The grant of options under the Director Plan will not result in the recognition of income to recipients. The exercise of options granted pursuant to the Director Plan, however, will result in ordinary income recognition at the time of exercise. The amount of ordinary income will be the difference between the fair market value of the shares at the time the option is exercised and the option price. The Company will be entitled to a deduction equal to the amount of an optionee's ordinary income. Tax consequences to optionees arise again at the time the shares are sold. If the shares have been held for more than twelve months prior to sale, a gain or loss will be treated as long-term capital gain or loss. Otherwise the gain or loss will be treated as short-term capital gain or loss. The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical; therefore, the above description of tax consequences is necessarily general nature and does not purport to be complete. In addition, the tax consequences under applicable state or local laws may not be the same under federal law.

  Required Vote for Approval. On August 21, 1998, the Board of Directors of the Company approved the Amendment to the Director Plan, subject to shareholder approval. At the Annual Meeting, the shareholders are being requested to consider and approve the Amendment to the Director Plan. The affirmative vote of a majority of the holders of the Company's outstanding voting stock represented and voted at the Annual Meeting is required to approve the Amendment to the Director Plan.

  The Board of Directors recommends a vote FOR approval of the Amendment to the Director Plan.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Total Return Index and the Dow Jones Automobile Parts Index for the period commencing June 30, 1993 and ending June 30, 1998. The graph assumes the investment of $100 on June 30, 1993 in the Company's Common Stock, the S&P 500 Total Return Index and the Dow Jones Automobile Auto Parts Index with dividends reinvested.

                     COMPARISON OF FIVE YEAR TOTAL RETURNS
             AMONG THE DONNELLY CORPORATION, S&P 500 TOTAL RETURN
                   INDEX & DOW JONES AUTOMOBILE PARTS INDEX
                             YEAR ENDING JUNE 30,

                                     LOGO

                                      1993   1994   1995   1996   1997   1998
 ----------------------------------------------------------------------------
   Donnelly Corporation               100     80     84     86    114    117
 ----------------------------------------------------------------------------
   Dow Jones Automobile Parts Index   100     98    110    127    158    183
 ----------------------------------------------------------------------------
   S&P 500 Total Return Index         100    101    128    161    217    282

                             CERTAIN TRANSACTIONS

  Pursuant to a 1972 agreement (the "1972 Agreement") between the Company and five principal shareholders, the Company agreed to purchase, upon the death of any of those shareholders, an amount of the Company's 7 1/2% preferred stock, $10 par value per share, equal to the lesser of $200,000 or the total estate tax and cost of administration of the shareholder's estate. The purchase price for the 7 1/2% preferred stock is $10 per share, its par value. The 1972 Agreement remains in effect with one shareholder, Bernard P. Donnelly, Jr., who owns 40,000 shares of the 7 1/2% preferred stock and who also owns more than 5% of the common equity of the Company. See "Voting Securities and Principal Holders Thereof."

  The holders of the Company's Class B Common Stock also own shares of Donnelly Export Corporation, a shareholder Domestic International Sales Corporation under the Internal Revenue Code which has been designed to reduce the income tax liability of the Company. The shares of Donnelly Export Corporation are owned entirely by the holders of the Class B Common Stock of the Company. The holders of Class B Common Stock hold, for every 175 such shares, 16 shares of common stock of Donnelly Export Corporation. Donnelly Export Corporation does not provide the holders of Class B Common Stock any financial advantage over holders of the Class A Common Stock. The shareholders of Donnelly Export Corporation are not entitled to vote on issues voted upon by the Company's shareholders.

                 RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The combined consolidated financial statements of the Company have been audited by BDO Seidman, LLP, independent certified public accountants. A representative of BDO Seidman is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. It is anticipated that the Company's Audit Committee will select the Company's auditors before the end of this calendar year.

                  SHAREHOLDER PROPOSALS--1999 ANNUAL MEETING

  Any proposal of a shareholder intended to be presented for action at the next annual meeting of the Company must be received by the Company at 49 West Third Street, Holland, Michigan 49423-2813, not later than May 18, 1999, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                      AVAILABILITY OF 10-K ANNUAL REPORT

  The annual report on Form 10-K to the Securities and Exchange Commission will be provided free to shareholders upon written request. Write Ms. Maryam Komejan, Senior Vice President and Corporate Secretary, Donnelly Corporation, 49 West Third Street, Holland, Michigan 49423-2813.

                                 MISCELLANEOUS

  The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

  The cost of soliciting proxies in the accompanying forms will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

  The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 15, 1998.

                                          J. Dwane Baumgardner
                                          CHAIRMAN OF THE BOARD

                                                                     APPENDIX A

                             DONNELLY CORPORATION

                        1998 EMPLOYEE STOCK OPTION PLAN

                                   ARTICLE 1

                     ESTABLISHMENT AND PURPOSE OF THE PLAN

  1.1 Establishment of the Plan. Donnelly Corporation, a Michigan corporation (the "Company"), hereby establishes a stock option plan to be known as the "Donnelly Corporation 1998 Employee Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options to key employees of the Company and its subsidiaries.

  1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and reward such employees. Compensation related to Awards under the Plan is generally intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

  1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the fifth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date.

                                   ARTICLE 2

                                  DEFINITIONS

  For purposes of this Plan, the following terms shall have the meanings set forth below:

  2.1 Act means the Securities Exchange Act of 1934.

  2.2 Award means any award under this Plan of any Options.

  2.3 Award Agreement means an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

  2.4 Award Date means the date that an Award is made, as specified in an Award Agreement.

  2.5 Board means the Board of Directors of the Company.

  2.6 Change in Control is defined in Article 9.

  2.7 Code means the Internal Revenue Code of 1986, as amended.

  2.8 Committee means the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

  2.9 Common Stock means the Class A Common Stock, $0.10 par value per share, of the Company.

  2.10 Disability means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

  2.11 Effective Date means January 1, 1999.

  2.12 Employee means a salaried employee (including officers and directors who are also employees) of the Company or a Subsidiary.

  2.13 Fair Market Value If the shares are listed on a established stock exchange or exchanges, Fair Market Value per share shall be the closing sale price on such exchange or exchanges on the day of grant or, if no sale of the shares shall be made on any stock exchange on that day, the next preceding day on which there was a sale of shares. If the shares are not listed on such a stock exchange or exchanges, the Fair Market Value per share shall be the closing sale price as reported by the National Association of Securities Dealer Automated Quotation System ("NASDAQ") on the day of grant or, if there are no sales reported by the NASDAQ on that date, the next preceding day on which there was a sale reported by NASDAQ.

  2.14 Incentive Stock Option or ISO means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

  2.15 Non-employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission.

  2.16 Nonqualified Stock Option or NQSO means an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

  2.17 Option means an Incentive Stock Option or a Nonqualified Stock Option.

  2.18 Option Price means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

  2.19 Participant means an Employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

  2.20 Permitted Transferee means (i) a spouse, a child, or a grandchild of a Participant (each an "Immediate Family Member"), (ii) a trust for the exclusive benefit of a Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

  2.21 Retirement (including Normal, Early and Disability Retirement) means the termination of a Participant's employment with the Company or a Subsidiary with eligibility for normal, early or disability retirement benefits under the terms of the Company's pension plan, as amended and in effect at the time of such termination of employment.

  2.22 Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time, or any successor rule.

  2.23 Subsidiary means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

  2.24 Termination Date means January 1, 2004.

  2.25 Termination of Employment means the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Company or another Subsidiary.

                                   ARTICLE 3

                                ADMINISTRATION

  3.1 The Committee. The Plan shall be administered by a committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a non-employee Director.

  3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key Employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

    (a) To select the key Employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

    (b) To determine whether and to what extent Options are to be granted under the Plan;

    (c) To determine the number of shares of Common Stock to be covered by each Award;

    (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

    (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

    (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

    (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

  The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Award previously granted under the Plan or cause the Plan or the Award not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                   ARTICLE 4

                       COMMON STOCK SUBJECT TO THE PLAN

  Subject to adjustment as provided in Section 9.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 850,000 shares, which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and such interpretations thereof. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

                                   ARTICLE 5

                                  ELIGIBILITY

  The persons eligible to receive Awards under the Plan shall be such Employees as the Committee selects from time to time. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant. When granting Awards, the Committee may consider the recommendation(s) of the Company and its officers. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                   ARTICLE 6

                                 STOCK OPTIONS

  6.1 Options. Each Option granted under this Plan shall be either an Incentive Stock Option ("ISO") or a Nonqualified Stock Option ("NQSO").

  6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

  6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the dollar limitation imposed by the Code. Incentive Stock Options may be granted only to employees of the Company and Subsidiaries which fit the definition of subsidiary corporation in Section 424(f) of the Code.

  6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

    (a) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

    (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

    (c) Exercisability. Except as provided in Section 9.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

    (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned for at least six months by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee. No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 10.1 of the Plan.

    (e) Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, a Nonqualified Stock Option may be transferred, without consideration, to a Permitted Transferee if the Participant satisfies such conditions to the transfer as may be required by the Committee. A Permitted Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations and limitations applicable to the original Participant. However, such rights and benefits (except any right to further transfer of the Option), and obligations and limitations shall be determined as if the original Participant continued to hold the Option, whereby provisions of this Plan dealing with termination of employment, retirement, disability or death of a Participant will continue to refer to the original Participant regardless of whether a Nonqualified Stock Option has been transferred to a Permitted Transferee. The Company shall have no obligation to notify a Permitted Transferee of the termination of employment, retirement, disability, or death of a Participant. Further, all Options shall be exercisable, during the Participant's lifetime, only by such Participant, or, in the case of a Nonqualified Stock Option, by a Participant or a Permitted Transferee, as the case may be. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

    (f) Termination of Employment for Reasons other than Retirement, Disability, or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise.

    (g) Termination of Employment for Retirement or Disability. Upon Termination of Employment by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for the term of such Option, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(h) below.

    (h) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance, during the term of such Option, subject to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

    (i) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

    (j) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

                                   ARTICLE 7

                     TERMINATION OR AMENDMENT OF THE PLAN

  The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 9.1); (ii) change the definition of Employees eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; (iv) extend the maximum option period under Section 6.4(b) of the Plan; or (v) cause the Plan not to comply with either Rule 16b-3, or any successor rule under the Act, or Section 162(m) of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 9.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 8

                                 UNFUNDED PLAN

  This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 9

                             ADJUSTMENT PROVISIONS

  9.1 Antidilution. Subject to the provisions of this Article 9, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

  9.2 Change in Control. Notwithstanding Section 9.1, upon the occurrence of a Change in Control, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless, in the case of a transaction described in clause (iii) or (iv) in the following definition of Change in Control, provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards with new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. As used in this Plan, "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders, of each new director is approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any Participant, or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

  9.3 Adjustments by Committee. Any adjustments pursuant to this Article 9 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                  ARTICLE 10

                              GENERAL PROVISIONS

  10.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  10.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an Employee is employed to terminate his or her employment at any time.

  10.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

  10.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

  10.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

  10.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

  10.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

  10.8 Laws of Foreign Jurisdictions. Without amending this Plan, the Committee may grant or amend Awards to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary to comply with foreign law or practice and to further the purposes of this Plan.

                                  ARTICLE 11

                             SHAREHOLDER APPROVAL

  The Plan shall be effective on the Effective Date and shall be submitted for approval by the shareholders of the Company at the Annual Meeting of Shareholders in 1998. If the shareholders do not approve the Plan, it, and any action taken under the Plan, shall be void and of no effect.

                                                                     APPENDIX B

                             DONNELLY CORPORATION

                      1998 EMPLOYEES' STOCK PURCHASE PLAN

  1. Purpose. The purpose of the Donnelly Corporation 1998 Employees' Stock Purchase Plan (the "Plan") is to provide employees of Donnelly Corporation (the "Company") and the "Participating Subsidiaries" (as herein defined) with a further inducement to continue their employment with the Company or the Participating Subsidiaries and to encourage such employees to increase their efforts to promote the best interests of the Company and to promote employee ownership of the Company by permitting them to purchase shares of Class A Common Stock, par value $0.10 per share (the "Stock") of the Company, at a price less than the market price thereof, under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, the term "Company" does not include any subsidiaries of the Company. This Plan may be adopted by the board of directors of any subsidiary corporation (as defined in Section 424(f) of the Code), and upon such adoption and with the approval of the committee described in Section 2, such corporation shall be deemed to be one of the "Participating Subsidiaries."

  2. Committee to Administer Plan. The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

  3. Eligibility. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company or the Participating Subsidiaries except (a) employees who have been continuously employed by the Company, and/or a Participating Subsidiary, and/or a joint venture at least 50% owned by the Company for less than one (1) month at the beginning of an Option Period (as hereinafter defined); (b) employees whose customary employment by the Company, and/or a Participating Subsidiary, and/or a joint venture at least 50% owned by the Company is twenty (20) hours or less per week; and (c) employees whose customary employment by the Company, and/or a Participating Subsidiary, and/or a joint venture at least 50% owned by the Company is for not more than five (5) months in a calendar year. Participation under the Plan for employees of a joint venture at least 50%-owned by the Company, shall be open only upon their active service with the Company and/or a Participating Subsidiary. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan (a) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Sections 423(b)(3) and 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiary corporations (as defined by Section 424(f) of the Code); or (b) which permit such employee to purchase stock under this Plan and any other employee stock purchase plan of the Company and its subsidiary corporations (as defined by Section 424(f) of the Code) at option prices aggregating more than $25,000 in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

  4. Stock Available for Plan. Purchase of Stock pursuant to and on behalf of this Plan for delivery under this Plan may be made out of the Company's presently or hereafter authorized but unissued Stock, or out of shares of Stock now or hereafter held in treasury by the Company, or from outstanding shares of Stock, or partly out of each, as determined by the Committee. The maximum number of shares of Stock which may be purchased under the Plan is 300,000 shares, subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Stock into an increased number of shares of Stock, with or without par value, through a Stock dividend or split of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such Stock dividend or split up of shares, or proportionately decreased in the case of such combination of shares. In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

  5. Effective Dates. This Plan shall become effective on the date that the Plan has been adopted by the Company's Board of Directors and approved by the shareholders of the Company at a duly called meeting or any adjournment thereof. The first Option Period under the Plan shall commence on a date selected by the Board of Directors. A new Option Period shall commence on the first day of each calendar quarter year of the Company and end on the last day of each such calendar quarter year; provided, however, that the Board of Directors may redetermine the term of an Option Period hereunder.

  6. Participation. An employee who is a participant in the Donnelly Corporation 1987 Employees' Stock Purchase Plan (the "1987 Plan") on January 1, 1999, will automatically participate in this Plan as of such date. In addition, an employee of the Company or a Participating Subsidiary who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by (a) completing and forwarding a payroll deduction authorization form (the "Authorization") to the Eligible Employee's appropriate payroll location, by the 15th day of the month ending the Option Period; and/or (b) completing and forwarding a lump sum payment form furnished by the Company accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee's Purchase Account, by the 15th day of the month prior to the month ending the Option Period. The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant. The term "Authorizations" as used herein includes Authorizations as defined in and filed pursuant to the 1987 Plan.

  7. Payroll Deductions and Lump Sum Payments. The Company and its Participating Subsidiaries may maintain payroll deduction accounts for all of their respective employees who are Participants and who have filed Authorizations for Payroll Deduction. Payments made by Participants, whether by payroll deduction, lump sum payment or dividend reinvestment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions, lump sum payments, and dividend reinvestments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than $10 for each pay date, but not more than a maximum of 10% of the Participant's gross earnings (before withholding or other deductions) with respect to which payments are to be made to him or her by the Company or the Participating Subsidiary on such pay date. A Participant may make one lump sum payment in any Option Period in any amount not less than $25, but not more than a maximum of 10% of the Participant's gross earnings for the immediately preceding Option Period (before withholding or other deductions) payable as wages, salary and bonus compensation by the Company or the Participating Subsidiary. In the event a Participant makes payments for credit to his or her Purchase Account through both payroll deductions and lump sum payments, the total of all such payments during any Option Period shall not exceed 10% of the Participant's gross earnings for wages, salary and bonus compensation payable by the Company during the immediately preceding Option Period. In no event shall payments of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than $25,000 in any calendar year.

  8. Changes in Payroll Deduction. Payroll deductions may be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the

Authorization is revised or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction within the limits specified in Section 7 by filing a new Authorization by the 15th day of the month ending the Option Period.

  9. Termination of Participation--Withdrawal of Funds. A Participant may for any reason at any time on written notice given to the Company prior to the Participant's last pay date in any Option Period elect to terminate his or her participation in the Plan, except with respect to funds deposited as one or more lump sum payments in the current calendar quarter, and thereafter may permanently draw out the balance accumulated in his or her Purchase Account, less the amount of such lump sum payment(s). Lump sum payments may not be withdrawn in the quarter in which they are made. Upon any termination by a Participant of participation, he or she shall cease to be a Participant. His or her Authorization shall be revoked insofar as subsequent payroll deductions are concerned, and the amount to his or her credit in his or her Purchase Account, and not payable in respect of the exercise of any option to purchase Stock theretofore granted under the Plan, as well as any unauthorized payroll deductions made after such revocation, shall be promptly refunded to the former Participant. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only during the calendar year of the Company following the calendar year of the Company in which such termination and withdrawal of funds occurred, except that an Eligible Employee who has terminated participation in the Plan in the last quarter of the Company's calendar year may not thereafter begin participation in the Plan again until the second calendar year of the Company following the calendar year of such termination. Partial withdrawals of funds will not be permitted.

  10. Purchase of Shares. Each Participant during each Option Period under this Plan will be granted an option as of the "Purchase Date" (as herein defined) for the purchase of as many shares of Stock, including partial shares, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each share of Stock purchased shall be 85 percent of the fair market value of a share of Stock on the "Purchase Date" (as herein defined). If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. The term "Purchase Date" shall be the last business day of the Option Period. If, as of each Purchase Date, the Participant's Purchase Account contains funds, the Participant shall be deemed to have exercised an option to purchase shares at the purchase price, the Participant's Purchase Account shall be charged for the amount of the purchase, and an entry shall be made to the Participant's account maintained by the Company's transfer agent. As of each subsequent Purchase Date when funds have again accrued in the Participant's Purchase Account, shares will be purchased in the same manner.

  If the shares are listed on an established stock exchange or exchanges, Fair Market Value per share shall be the closing sale price on such exchange or exchanges on the day the option is granted or, if no sale of the shares shall be made on any stock exchange on that day, the next preceding day on which there was a sale of shares. If the shares are not listed on such a stock exchange or exchanges, the Fair Market Value per share shall be the closing sale price as reported by the National Association of Securities Dealer Automated Quotation System ("NASDAQ") on the day the option is granted or, if there are no sales reported by the NASDAQ on that date, the next preceding day on which there was a sale reported by NASDAQ.

  11. Registration of Certificates. Upon the request of a Participant during participation in the Plan, and upon a Participant's termination of participation, a stock certificate representing the full number of shares of Stock owned by such Participant under the Plan shall be issued and delivered to the Participant. Fractional share interests shall be paid in cash to the Participant. Certificates may be registered only in the name of the Participant or the names of the Participant and his or her spouse.

  12. Rights on Retirement, Death, or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

  13. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

  14. Application of Funds. All funds received or held by the Company or a Participating Subsidiary under this Plan may be used by the Company or such Participating Subsidiary for any corporate purpose.

  15. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Company's shareholders, no amendment shall be made
(a) increasing the number of shares approved for this Plan (other than as provided in Section 4), (b) decreasing the Purchase Price per share, (c) withdrawing the administration of this Plan from the Committee, (d) changing the designation of the class of employees eligible to receive options under the Plan, or (e) which would render options granted under the Plan unqualified for special tax treatment under the Code.

  16. Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on January 1, 2009. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded.

  17. Governmental Regulations. The Company's obligation to sell and deliver Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock. If at any time shares of Stock deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

                                                                     APPENDIX C

                  FIRST AMENDMENT TO THE DONNELLY CORPORATION
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  This First Amendment to the Donnelly Corporation Non-employee Director Stock Option Plan (the "Plan") is adopted by Donnelly Corporation, a Michigan corporation (the "Company") with respect to the following:

  . The Company adopted the Plan in 1993.

  . The Company wishes to amend the Plan.

  . The Board of Directors of the Company has approved this Amendment to the Plan.

  NOW, THEREFORE, the Plan is amended as follows:

1. The first sentence of Section 5 is amended in its entirety to read as follows:

  Subject to adjustments as provided in Subsection 6(i), the aggregate number of shares reserved for issuance under the terms of the Plan shall be 125,000 shares of the Company's Class A Common Stock, par value $.10 per share, either authorized but unissued shares or shares repurchased by the Company (the "Shares").

2. Section 6(c) is amended in its entirety to read as follows:

  Number of Shares and Term of Options. Subject to adjustments as provided in Subsection 6(i), each option shall be for two thousand (2,000) shares of the Class A Common Stock of the Company. The term of each option shall be for a period of ten (10) years from the date of grant of the option.

3. The first sentence of Section 6(i) is amended in its entirety to read as follows:

  Adjustment in Shares Covered by Option. The number of Shares covered by each outstanding option and the purchase price per Share thereof, and the number of Shares subject to each option to be granted pursuant to Subsection 6(c), shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of Shares or the payment of a stock dividend on the Shares or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company.

4. Section 6(f) and the second paragraph of Section 6(i) are amended in their entirety as follows:

  (f) Exercise of Options. No option shall be exercisable, either in whole or in part, prior to the first anniversary of the date of grant of the option, except that options under this Plan shall become immediately exercisable upon a "Change in Control" as defined in subsection 6(i) of the Plan. Thereafter, an option shall be exercisable at any time or from time to time during the term of the option, upon written notice to the Company, as to any or all Shares covered by the option, until its termination or expiration in accordance with its terms. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are less than 100 shares. The purchase price of the Shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares. Except as provided in Subsection 6(h), an option may be exercised by an optionee only while the optionee is a nonemployee director of the Company.

  (i) If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled. Notwithstanding the remainder of this
      Section 6(i), upon the occurrence of a Change in Control, all options then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless, in the case of a transaction described in clause (iii) or (iv) in the following definition of Change in Control, provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such options with new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. As used in this Plan, "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities;
     (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders, of each new director is approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Class A Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Class A Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any optionee, or more of the stock of the surviving corporation immediately after the merger;
     (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

5. Section 6(h) is amended in its entirety to read as follows:

  (h) Termination of Service as a Director.

    (i) Termination of Service For Reasons Other Than Disability, Death or Removal. If an optionee ceases to serve the Company as a non-employee director for any reason other than those set forth in Subsection 6(h)(ii)(iii) or (iv) (relating to disability, death and removal from office as described more fully in such subsections), each option held by the optionee shall, subject to prior expiration according to its terms and other limitations imposed by the Plan, terminate as follows:

      (1) If the non-employee director ceased to serve as a non-employee director because of such director's retirement from the Board, then all options held by such optionee shall remain exercisable for the respective terms of such options. If the optionee dies after retirement from the Board, the optionee's options shall be exercisable in accordance with Subsection 6(h)(iii) below. Whether or not a director has retired from the Board shall be determined by the Board at the time of the optionee's cessation of service as a director.

      (2) If the non-employee director ceased to serve as a non-employee director prior to such director's retirement from the Board, then all options held by such optionee shall terminate two (2) years following the date of the optionee's cessation of service. If the optionee dies during such two (2) year period following the date of the optionee's cessation of service, the optionee's options shall be exercisable, during such two (2) year period, in accordance with subsection 6 (h)(iii) below.

    (ii) Termination of Service for Disability. If any optionee ceases to be a non-employee director on account of physical disability, each option held by such optionee shall remain exercisable during the term of such option. If the optionee dies after such disability, the optionee's options shall be exercisable in accordance with Subsection 6(h)(iii) below.

    (iii) Termination of Service for Death. If an optionee ceases to be a non-employee director by reason of death, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, during the term of such option, by the personal representative of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance.

    (iv) Termination of Service for Removal. If, at any time, an optionee ceases to serve the Company as a non-employee director during his or her elected term (except for reasons of disability) because he or she has either been removed from the Board or has been asked to resign from the Board, all exercisable options held by such optionee shall terminate as of the 90th day following the date of such cessation of service. Options which are not exercisable as of the date of the optionee's cessation of service shall terminate 90 days after the date they become exercisable.

--------------------------------------------------------------------------------

An annual report to shareholders for the year ended June 27, 1998 containing certified financial statements is being mailed to the shareholders with these materials.

--------------------------------------------------------------------------------

                              DONNELLY CORPORATION

               49 WEST THIRD STREET, HOLLAND, MICHIGAN 49423-2813

                          PROXY--CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints J. Dwane Baumgardner and Maryam Komejan as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Donnelly Corporation held of record by the undersigned on September 2, 1998, at the annual meeting of shareholders to be held October 16, 1998, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

                     (Continued and to be signed and dated on the Reverse Side.) DONNELLY CORPORATION
P.O. BOX 11041
NEW YORK, N.Y. 10203-0041
1. Directors to be elected by holders of Class A Common Stock

    FOR ALL NOMINEES LISTED BELOW
                             WITHHOLD AUTHORITY TO VOTE
                                                     EXCEPTIONS
                             for all nominees listed below


  X                       X                       X
  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
              John A. Borden, R. Eugene Goodson, Donald R. Uhlmann

2.Proposal to approve the Donnelly Corporation 1998 Employee Stock Option Plan.

             X             X
  X
    FOR         AGAINST       ABSTAIN

3.Proposal to approve the Donnelly Corporation 1998 Employees' Stock Purchase Plan.

             X             X
  X
    FOR         AGAINST       ABSTAIN

4.Proposal to approve the First Amendment to the Donnelly Corporation Non-employee Director Stock Option Plan.

             X             X
  X
    FOR         AGAINST       ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                         CHANGE OF ADDRESS AND
                                                                       X
                                                         OR COMMENTS, MARK
                                                         HERE


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________________________________________________ , 1998
--------------------------------------------------------------------------------
                                   Signature
--------------------------------------------------------------------------------
                           Signature if held jointly

VOTES MUST BE INDICATED
              X
(X) IN BLACK OR BLUE INK.
--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                              DONNELLY CORPORATION

               49 WEST THIRD STREET, HOLLAND, MICHIGAN 49423-2813

                          PROXY--CLASS B COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints J. Dwane Baumgardner and Maryam Komejan as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Donnelly Corporation held of record by the undersigned on September 2, 1998, at the annual meeting of shareholders to be held October 16, 1998, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

                     (Continued and to be signed and dated on the Reverse Side.) DONNELLY CORPORATION
P.O. BOX 11041
NEW YORK, N.Y. 10203-0041
1. Directors to be elected by holders of Class B Common Stock
  Holders of Class B Common Stock have 10 votes per share and have the right to cumulate their votes in the election of directors to be elected by that class. (See enclosed instructions.) PLEASE VOTE EITHER IN SUBSECTION A OR SUBSECTION B, BUT NOT BOTH.
                            A. NON-CUMULATIVE VOTING
  If desired, a holder may vote for or against all nominees by checking one of the boxes below.
    FOR ALL NOMINEES LISTED BELOW
                             WITHHOLD AUTHORITY TO VOTE
                                                     EXCEPTIONS
                             for all nominees listed below

  X                       X                       X
    (INSTRUCTION: IF NOT CUMULATING YOUR VOTES, TO WITHHOLD AUTHORITY TO VOTE
         FOR A NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST BELOW.)
   J. Baumgardner, A. Brookstone, B. P. Donnelly, J. Donnelly, T. Leonard, G.
                             McNeive, Jr., R. Pruden
    B. CUMULATIVE VOTING (DO NOT VOTE HERE IF YOU HAVE
             ALREADY VOTED IN SUBSECTION A.)
   To cumulate votes, write in the number of votes you
   wish to cast for a nominee opposite his or her name.
   J. Baumgardner   A. Brookstone   B.P. Donnelly   J. Donnelly   T.
  Leonard   G. McNeive, Jr.   R. Pruden
                                                     X             X
2. Proposal to approve the Donnelly
   Corporation 1998 Employee Stock        X
   Option Plan.                              FOR        AGAINST       ABSTAIN

3. Proposal to approve the Donnelly                  X             X
   Corporation 1998 Employees' Stock      X
   Purchase Plan.                            FOR        AGAINST       ABSTAIN

4. Proposal to approve the First                     X             X
   Amendment to the Donnelly              X
   Corporation Non-employee Director         FOR        AGAINST       ABSTAIN
   Stock Option Plan.
5. In their discretion, the Proxies                      CHANGE OF ADDRESS AND
   are authorized to vote upon such                                    X
   other business as may properly                        OR COMMENTS, MARK
   come before the meeting.                              HERE


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
DATED: __________________________________________________________________ , 1998
--------------------------------------------------------------------------------
                                   Signature
--------------------------------------------------------------------------------
                           Signature if held jointly
              X
VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.
--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                INSTRUCTIONS FOR VOTING OF CLASS B COMMON STOCK

  Holders of the Class B Common Stock of Donnelly Corporation have 10 votes per share and also have the right to cumulate their votes in the election of directors to be elected by that class. At the 1998 Annual Meeting, the Class B Common Stock will elect 7 directors. The right to cumulate votes means that holders of Class B Common Stock, instead of spreading their votes equally among all 7 nominees, may cast all of their votes for one nominee or otherwise cast the votes on a disproportionate basis among the nominees.

  A holder's total number of votes is equal to the number of shares of Class B Common Stock held times 10 times 7. For example, if a holder owns 500 shares, his or her total number of votes in the election of directors will be 35,000. These votes may be distributed among the nominees however the holder desires. For example, again assuming 35,000 votes (based upon ownership of 500 shares), a holder may cast all 35,000 votes for one nominee, cast the votes in some other combination disproportionately among the nominees or cast a blanket vote for all nominees (in which case each nominee would get 5,000 votes).

  The enclosed yellow proxy explains what a holder must do in order to cumulate votes and also what a holder must do to simply vote for all the nominees or to withhold authority for all the nominees. The proxy permits a holder to either vote without cumulating votes or to cumulate votes.